DEBT AMENDMENT

Oscaleta Partners LLC (the "Holder") is the holder of outstanding promissory notes issued by Harrison, Vickers & Waterman, Inc. (the "Company") as outlined in Schedule A, in the aggregate principal amount of $20,000.00 (the "Note").

The Holder and the Company now desire to amend certain provisions of the Note as follows: (a) the Maturity Date of the Notes shall be extended to June 30, 2019.

This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of the law principles thereof.

This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

Dated: January 24, 2018

Harrison, Vickers & Waterman, Inc.	Oscaleta Partners LLC
By: ____________________	By: ____________________
Title: CEO	Title: Mgr

Schedule A

Holder	Issue Date	New Maturity Date	Current Balance Due
Oscaleta Partners LLC	9/14/2017	6/30/2019	$ 20,000
		Total	$ 20,000